UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 30, 2009
Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

419 West Pike Street,	45334-0629
Jackson Center, Ohio	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (937) 596-6849
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
5.02(e):
     On July 20, 2010 Geoffrey A. Thompson was granted an option (the “Thompson Option”) to purchase 20,000 shares of Thor Industries, Inc. (“Thor”) common stock under the Thor Industries, Inc. 2006 Equity Incentive Plan (the “Plan”) with a per share exercise price of $27.88. The Thompson Option will vest in equal installments on each of the first three anniversaries of the date of grant (or earlier upon a change in control of Thor) subject to Mr. Thompson’s continuing service with Thor on such date. The Thompson Option will fully vest and become exercisable upon a change in control of Thor.
     If Mr. Thompson’s service with Thor is terminated, the unvested portion of the Thompson Option will be forfeited; provided, however, that if his service is terminated for cause, the outstanding Thompson Option, whether or not vested, will be forfeited. Mr. Thompson will be able to exercise any vested portion of the Thompson Option that is not forfeited upon termination pursuant to the preceding sentence until July 19, 2020. In connection with, and in consideration of, this option grant, Mr. Thompson has agreed to keep confidential all information of a proprietary or confidential nature, and has agreed to refrain from engaging in competitive activities and from soliciting Thor employees and customers during his service with Thor and for 12 months following termination of such service.
     Also on July 20, 2010 Christian G. Farman was granted an option (the “Farman Option”) to purchase 100,000 shares of Thor common stock under the Plan with a per share exercise price of $27.88. The Farman Option will vest in equal installments on each of the first five anniversaries of the date of grant (or earlier upon a change in control of Thor) subject to Christian Farman’s continuing employment with Thor on such date. The Farman Option will fully vest and become exercisable upon a change in control of Thor.
     If Mr. Farman’s service with Thor is terminated, the unvested portion of the Farman Option will be forfeited; provided, however, that if his service is terminated for cause, the outstanding Farman Option, whether or not vested, will be forfeited. Mr. Farman will be able to exercise any vested portion of the Farman Option that is not forfeited upon termination pursuant to the preceding sentence until July 19, 2020. In connection with, and in consideration of, this option grant, Mr. Farman has agreed to keep confidential all information of a proprietary or confidential nature, and has agreed to refrain from engaging in competitive activities and from soliciting Thor employees and customers during his employment and for 12 months following termination of employment.
     In addition to the above, effective November 16, 2009, Thor amended certain compensation arrangements with Peter Orthwein, Chairman of the Board, President and Chief Executive Officer, and Richard E. Riegel III, Senior Group President, two of its named executive officers, by increasing Mr. Orthwein’s annual base salary from $270,000 to $500,000 on an annualized basis and Mr. Riegel’s annual base salary from $100,500 to $200,000 on an annualized basis. In addition, on October 30, 2009, Mr. Riegel became eligible to receive a performance bonus award equal to 0.60% of Thor’s annual net income before taxes for fiscal 2010.
     Effective May 1, 2010, Mr. Orthwein’s annual base salary was further increased to $750,000 on an annualized basis.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.
Date: July 26, 2010	By:	/s/ Christian G. Farman
		Name:	Christian G. Farman
		Title:	Senior Vice President, Treasurer and Chief Financial Officer